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                                                          EXHIBIT 24
                            POWER OF ATTORNEY


     The undersigned Officers and Directors of Ionics, Incorporated hereby severally constitute Arthur L. Goldstein, Stephen Korn and each of them to sign for and in their names in the capacities indicated below, the Registration Statement on Form S-3 dated March 4, 1997, herewith filed with the Securities and Exchange Commission, and any and all amendments thereto, for the purpose of registering shares of Common Stock, par value $1 per share, of Ionics, Incorporated, hereby ratifying and confirming our signatures as they may be signed by our said attorneys to said Registration Statement and any and all amendments to said Registration Statement.

     Witness our hands and common seal on the dates set forth below.
  Signatures                     Title                       Date
/s/Arthur L. Goldstein           Chairman, President,         March 3, 1997
Arthur L. Goldstein              Chief Executive Officer
                                 (Principal Executive Officer)
                                  and Director

/s/Douglas R. Brown              Director                     March 3, 1997
Douglas R. Brown

/s/William L. Brown              Director                     March 3, 1997
William L. Brown

/s/Arnaud de Vitry d'Avaucourt   Director                     March 3, 1997
Arnaud de Vitry d'Avaucourt

/s/William E. Katz               Director                     March 3, 1997
William E. Katz

                                 Director
Robert B. Luick

/s/John J. Shields               Director                     March 3, 1997
John J. Shields

/s/Carl S. Sloane                Director
Carl S. Sloane

/s/Mark S. Wrighton              Director                     March 3, 1997
Mark S. Wrighton

/s/Allen S. Wyett                Director                     March 3, 1997
Allen S. Wyett

                                 Director
Samuel A. Goldblith

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